UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2004

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(408) 878-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 14, 2004, Riverstone Networks, Inc. (“Riverstone Networks” or “Registrant”) issued a press release to report that it retained Grant Thornton LLP as its independent registered public accounting firm, to complete the audit of the financial statements for Registrant’s fiscal year 2004, which ended February 28, 2004. Grant Thornton replaces Ernst & Young LLP, who Registrant dismissed. A copy of the press release is attached hereto as Exhibit 99.1.

The decision to change independent registered public accounting firms was made by the Audit Committee of Riverstone Network’s Board of Directors, following the solicitation of proposals from and discussions with several qualified public accounting firms to perform the fiscal year 2004 audit.

As previously reported by Registrant, an accounting practices review was initiated in April 2003. On July 21, 2003 Registrant announced that investors should not rely on its historical financial statements and auditors’ reports thereon or its financial results previously announced for any prior period. Registrant also reported that it intended to restate previously reported financial results for its fiscal year ended March 2, 2002 (“fiscal year 2002”), and for the first three quarters of its fiscal year ended March 1, 2003 (“fiscal year 2003”). Registrant has not published a restatement of its fiscal year 2002 financial statements; accordingly, no audit opinion for a restatement of Registrant’s fiscal year 2002 has been obtained from Ernst & Young.

Ernst & Young’s audit report for the fiscal year ended March 1, 2003, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Registrant has not yet finalized financial statements for its full fiscal year 2004, thus there has been no opportunity for Ernst & Young to provide an Independent Auditors’ Report with respect to fiscal year 2004. In connection with the audit of Registrant’s financial statements for the fiscal year ended March 1, 2003, and for the period commencing on March 2, 2003 (the first day of Registrant’s fiscal year 2004) through October 13, 2004 (the date on which Registrant’s Audit Committee dismissed Ernst & Young), there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During the Registrant’s two fiscal years ended March 1, 2003 and February 28, 2004, and the interim period from February 29, 2004 through October 13, 2004, there were no “reportable events” (as that term is defined by Regulation S-K Item 304 (a)(1)(v)), except to the extent that Ernst & Young’s withdrawal in July 2003 of their audit opinion for Registrant’s fiscal year 2002 constitutes such a reportable event under Item 304(a)(1)(v)(B), and with respect to the material weaknesses in internal controls discussed in the following paragraph.

As previously reported by the Company in September 2004, Ernst & Young reported to and discussed with Registrant’s management and Audit Committee certain material weaknesses in internal controls identified during the audit of Registrant’s fiscal year 2003 financial statements. As described in Registrant’s Form 8-K dated September 1, 2004, as well as in Part 1, Item 4 of the Forms 10-Q filed by Registrant for each of the first three quarters of its fiscal 2004, Registrant has begun implementing process and control improvements intended to address these material weaknesses. Registrant has authorized Ernst & Young to respond fully to inquiries concerning any matters discussed above with its new independent registered public accounting firm in connection with the retention of such firm.

Registrant has provided Ernst & Young with a copy of the above statements and requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A letter from Ernst & Young regarding these statements will be filed by Registrant when it is received.

Until it was engaged by Riverstone Networks on October 13, 2004, there were no consultations of any nature by Registrant with Grant Thornton during the two fiscal years ended February 28, 2004 and the subsequent interim period through October 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Riverstone Networks, Inc.
(Registrant)

Date: October 19, 2004	By	/s/ Roger A. Barnes
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed as part of this current report on Form 8-K.

Exhibit Number	Description

Exhibit 99.1	Press Release of Riverstone Networks, Inc. dated October 14, 2004.

The Exhibit attached to this Form 8-K is incorporated by reference into Item 4.01 of this Form 8-K and, consistent with the treatment of information set forth in Item 4.01 of the Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.